CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references of our firm in the Registration Statement on Form N-14 of Mutual Fund Series Trust and to the use of our report dated December 20, 2017 on the financial statements and financial highlights of the Epiphany Strategic Income Fund. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

Abington, Pennsylvania

July 30, 2018